                                                                     Exhibit 11

           AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                                                             For the Year Ended                   For the Three Month Periods Ended
                                            ---------------------------------------------------   ---------------------------------
                                             July 31, 1995     July 31, 1996     July 31, 1997    October 31,1996  October 31,1997
                                            ---------------   ---------------   ---------------   ---------------   ---------------


Primary
          Net loss                          $    (2,004,167)  $    (2,204,727)  $    (4,695,129)  $      (950,967)  $    (1,297,549)

                                            ===============   ===============   ===============   ===============   ===============


     Shares:
          Weighted average number
            of common shares
            outstanding                          13,922,018        19,928,372        26,806,959        23,779,005        37,068,013
          Incremental shares
            assuming conversion
            of warrants and options (a)                --                --                --                --                --
                                            ---------------   ---------------   ---------------   ---------------   ---------------

          Weighted average number of
            common shares outstanding
            as adjusted                          13,922,018        19,928,372        26,806,959        23,779,005        37,068,013
                                            ===============   ===============   ===============   ===============   ===============


            Net loss per common share       $         (0.14)  $         (0.11)  $         (0.18)  $         (0.04)  $         (0.04)

                                            ===============   ===============   ===============   ===============   ===============

Fully Diluted
          Net loss                          $    (2,004,167)  $    (2,204,727)  $    (4,695,129)  $      (950,967)  $    (1,297,549)

          Add: Interest expense applicable
            to convertible debt (a)                    --                --                --                --                --
                                            ---------------   ---------------   ---------------   ---------------   ---------------
          Net loss - as adjusted            $    (2,004,167)  $    (2,204,727)  $    (4,695,129)  $      (950,967)  $    (1,297,549)

                                            ===============   ===============   ===============   ===============   ===============

     Shares:
          Weighted average number of
            common shares outstanding            13,922,018        19,928,372        26,806,959        23,779,005        37,068,013
          Incremental shares assuming
            conversion of convertible
            debt (a)                                   --                --                --                --                --
          Incremental shares assuming
            conversion of warrants and
            options (a)                                --                --                --                --                --
                                            ---------------   ---------------   ---------------   ---------------   ---------------

          Weighted average number of
            common shares outstanding
            as adjusted                          13,922,018        19,928,372        26,806,959        23,779,005        37,068,013
                                            ===============   ===============   ===============   ===============   ===============


            Net loss per common share       $         (0.14)  $         (0.11)  $         (0.18)  $         (0.04)  $         (0.04)

                                            ===============   ===============   ===============   ===============   ===============

(a) Common stock equivalents related to convertible debt warrants and options are excluded as their effect would be anti-dilutive.